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                                                                       EXHIBIT 5

June 18, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:  ADOBE SYSTEMS INCORPORATED AMENDED 1997 EMPLOYEE STOCK PURCHASE PLAN--
    REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

As legal counsel for Adobe Systems Incorporated, a Delaware corporation (the "Company"), I am rendering this opinion in connection with the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about June 21, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 2,500,000 shares of the Company's Common Stock, par value $0.0001, authorized for issuance pursuant to the Adobe Systems Incorporated Amended 1997 Employee Stock Purchase Plan (the "Plan").

I have examined all instruments, documents and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

I am admitted to practice only in the State of California and I express no opinion concerning any law other than the law of the State of California and the federal law of the United States. As to matters of Delaware corporation law, I have based my opinion solely upon my examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. I have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

Based on such examination, I am of the opinion that the 2,500,000 shares which may be issued pursuant to the Plan are duly authorized shares of the Company's Common Stock, and, when issued in accordance with the provision of the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of my name wherever it appears in said Registration Statement.

Respectfully submitted,

/s/ Cheryl K. House

Cheryl K. House
Corporate Securities Counsel
Adobe Systems Incorporated